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                                   EXHIBIT 24

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

WHEREAS, AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation (the "Corporation"), proposes to file with the Securities and Exchange Commission (the "SEC"), under the provisions of the Securities Act of 1934, as amended, an Annual Report on Form 10-K; and

WHEREAS, each of the undersigned is an officer or director, or both, of the Corporation as indicated below under his/her name;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Sam Ginn, C. Lee Cox, Margaret G. Gill, Mohan S. Gyani, Arun Sarin, and each of them, his/her attorneys for him/her in his/her stead, in his/her capacity as an officer, director, or both, of the Corporation, to execute and file such Annual Report on Form 10-K, and any and all amendments, modifications or supplements thereto, and any exhibits thereto, and granting to each of said attorneys full power and authority to sign and file any and all other documents and to perform and do all and every act and thing whatsoever requisite and necessary to be done as fully, to all intents and purposes, as he/she might or could do if personally present at the doing thereof, and hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof in connection with effecting the filing of the Annual Report on Form 10-K.

IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this 8th day of February, 1996.

/s/ Sam Ginn                              /s/ C. Lee Cox
Sam Ginn                                  C. Lee Cox
Chairman of the Board and                 Vice Chairman of the Board
Chief Executive Officer
(Principal Executive Officer)

/s/ Mohan S. Gyani                        /s/ Arun Sarin
Mohan S. Gyani                            Arun Sarin
Executive Vice President and              Vice Chairman of the Board
Chief Financial Officer
 (Principal Financial and
 Accounting Officer)

/s/ Carol Bartz                           /s/ Donald G. Fisher
Carol Bartz                               Donald G. Fisher
Director                                  Director

/s/ James R. Harvey                       /s/ Paul Hazen
James R. Harvey                           Paul Hazen
Director                                  Director

/s/ Arthur Rock                           /s/ Charles R. Schwab
Arthur Rock                               Charles R. Schwab
Director                                  Director

/s/ George P. Shultz
George P. Shultz
Director